UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K/A
(Amendment No. 1)
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported, on December 28, 2012, Shiloh Industries, Inc. (the "Company"), through a wholly-owned subsidiary, entered into and consummated the transactions contemplated by a Membership Interest Purchase Agreement, dated December 28, 2012 (the "Purchase Agreement"), among the subsidiary and all of the equity owners of Albany-Chicago Company LLC ("Albany Chicago"), a producer of aluminum die cast and machined parts for the motor vehicle industry. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 31, 2012 to include the financial statements of Albany Chicago and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, and to include the exhibits under 9.01(d) of this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of Albany Chicago as of October 31, 2012 and 2011 and for the years then ended are filed as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statements of income of the Company and explanatory notes relating to the Company's acquisition of Albany Chicago for the year ended October 31, 2012 are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document
23.1	Consent of Baker Tilly Virchow Krause, LLP.

99.1	Audited financial statements of Albany Chicago

99.2	Unaudited pro forma consolidated financial statements

4